UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NILE THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Nile Therapeutics, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, December 10, 2009 at 8:30 a.m. (PST), at The Hotel Palomar, 10740 Wilshire Boulevard, Los Angeles, CA 90024, for the following purposes:

(1)	To elect seven directors to hold office until our 2010 Annual Meeting of Stockholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;
(2)	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009; and
(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is October 21, 2009.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card. A postage-prepaid envelope is enclosed for the submission of your proxy card. You may revoke a previously delivered proxy at any time prior to the meeting. If you are a stockholder of record and decide to attend the meeting and wish to revoke your proxy, you may do so automatically by voting in person at the meeting. If your shares are held by a broker or other nominee, and you would like to vote in person at the meeting, you will need to obtain a legal proxy from your broker or nominee and present it at the meeting.

If you have any questions regarding the completion of the enclosed proxy card or would like directions to the meeting, please call (415) 875-7880.

By Order of The Board of Directors,

NILE THERAPEUTICS, INC.

/s/ Joshua A. Kazam

Joshua A. Kazam
Chief Executive Officer

San Mateo, California
November 2, 2009

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

4 West 4th Ave., Suite 400
San Mateo, California 94402

2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 10, 2009

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished to our stockholders as of October 21, 2009, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders, to be held at The Hotel Palomar, 10740 Wilshire Boulevard, Los Angeles, CA 90024, on Thursday, December 10, 2009 at 8:30 a.m. (PST), and at any adjournments or postponements of the meeting. This proxy statement and the proxy card, together with a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, is first being mailed to our stockholders on or about November 2, 2009. Our telephone number is (415) 875-7880.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement, proxy card, and Annual Report on Form 10-K are available at
http://www.nilethera.com/inv_sec.html

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE MEETING

Why am I receiving this proxy statement?	You are receiving this proxy statement from us because you were a stockholder of record at the close of business on the record date of October 21, 2009. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.
Who is entitled to attend and vote at the meeting?	Only holders of record of shares of our common stock at the close of business on October 21, 2009 (the record date) are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.
How many shares are outstanding?	On the record date, 27,031,562 shares of our common stock were issued and outstanding and held by approximately 203 holders of record, which does not include approximately 557 stockholders which hold our stock in “street name.” Each share of common stock outstanding on the record date is entitled to one vote.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote at the meeting, will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time.
What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:

  (1)

To elect seven directors to hold office until our 2010 Annual Meeting of Stockholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal; and

(2) To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.
What happens if additional matters are presented at the meeting?	The only items of business that our Board of Directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.
How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote your shares “FOR” the election of each of the director nominees identified in this proxy statement and “FOR” the ratification of the appointment of Crowe Horwath LLP.
What shares can I vote at the meeting?	You may vote all of the shares you owned as of October 21, 2009, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Some of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.
How can I vote my shares without attending the meeting?	As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted “FOR” the election of each of the director nominees identified in this proxy statement and “FOR” the ratification of the appointment of Crowe Horwath LLP.
How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 8:30 a.m. (PST). Check-in will begin at 8:00 a.m. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.
Can I change my vote or revoke my proxy?	You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
Is my vote confidential?	Proxy cards, voting instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except as required by law to American Stock Transfer and Trust Company, our transfer agent, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.
How are votes counted and what vote is required to approve each item?	Each outstanding share of our common stock entitles the holder to one vote per share on each matter considered at the meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires a plurality of the votes cast for the election of directors and, accordingly, the director nominees receiving the highest number of affirmative “FOR” votes at the meeting will be elected to serve as directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Stockholder ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 is not required by law or by governing instruments. Our Board of Directors, however, is submitting the selection of Crowe Horwath LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Crowe Horwath LLP requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to such ratification, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal. If the stockholders fail to ratify the appointment, the audit committee of our Board of Directors will reconsider whether or not to retain that firm.
What is a “broker non-vote”?	Under the rules that govern brokers and banks who have record ownership of our shares of common stock that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. For non-routine matters, brokers and banks do not have such discretion, resulting in a broker non-vote. The election of directors and the ratification of the appointment of independent registered public accounting firms are considered routine matters.
How are “broker non-votes” counted?	Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be counted in tabulating the voting results for any particular proposal. As a result, an abstention will have the same effect as a vote against a proposal.
What happens if the meeting is adjourned?	If our annual meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.
Who will serve as inspector of elections?	A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.
What should I do in the event that I receive more than one set of proxy materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
Who is soliciting my vote and who will bear the costs of this solicitation?	The enclosed proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.
Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting, and publish the final voting results in our Annual Report on Form 10-K for the fiscal year ending December 31, 2009.
What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals

Under the rules of the Securities and Exchange Commission, or SEC, for stockholder proposals to be considered for inclusion in the proxy statement for the 2010 Annual Meeting, they must be submitted in writing to our Corporate Secretary, Nile Therapeutics, Inc., 4 West 4th Ave., Suite 400, San Mateo, California 94402. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2010 Annual Meeting, the proposal must be in writing and received by us no later than July 2, 2010, or such proposal will be considered untimely under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If the date of our 2010 Annual Meeting is more than 30 days before or 30 days after the anniversary date of our 2009 Annual Meeting, the deadline for inclusion of a stockholder proposal in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission. Stockholders are also advised to review our certificate of incorporation and bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Nomination of Director Candidates

Any proposals for director candidates for consideration by our Board of Directors must be in writing and include the nominee’s name and qualifications for board membership and should be directed to our Corporate Secretary at our principal executive offices. Our bylaws also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our Board of Directors, if so elected. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to stockholder nominees for our Board of Directors. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with the provisions of our bylaws, which require that the notice be received by our Corporate Secretary at least 30 days prior to the 2010 Annual Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting at our offices located at 4 West 4th Ave., Suite 400, San Mateo, California 94402 between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors currently consists of seven members. Each of the seven directors has been nominated for re-election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them at the Annual Meeting for the seven current directors of the Company named as nominees below. The proxies cannot be voted for a greater number of persons than the number of nominees nominated. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors’ nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders wherein directors are elected, or until such person’s successor has been elected.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors of the Company for the ensuing year.

Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” each of the nominees named in this Proposal No. 1. Unless you indicate otherwise, your proxy will be voted “FOR” each of Messrs. Belldegrun, Granadillo, Kash, Kazam, Litvack, Mieyal and Schafer.

Director Nominees

Set forth below is information regarding each nominee for election to our Board of Directors, including his age as of October 21, 2009, his positions and offices held with the Company and certain biographical information:

Name of Nominee	Age	Position Held	Director Since
Arie S. Belldegrun, M.D.	59	Director	September 2009
Pedro Granadillo	62	Director	October 2007
Peter M. Kash	48	Chairman of the Board	September 2007
Joshua A. Kazam	32	Director	September 2007
Frank Litvack, M.D.	54	Director	September 2009
Paul A. Mieyal, Ph.D.	40	Director	September 2007
Gregory W. Schafer	45	Director	January 2008

Set forth below are descriptions of the backgrounds of each member of the Board of Directors, his principal occupations for at least the past five years and his current public-company directorships.

Arie S. Belldegrun, M.D., FACS was appointed to serve as a director of the Company on September 24, 2009. Dr. Belldegrun is Director of the Institute of Urologic Oncology at UCLA, Professor of Urology and Chief of the Division of Urologic Oncology. He holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA). In 1997, Dr. Belldegrun founded Agensys, Inc., an early-stage privately-held biotechnology company based in Los Angeles, California, that is focused on the development of fully human monoclonal antibodies to treat solid tumor cancers in a variety of cancer targets. Dr. Belldegrun served as founding Chairman of Agensys from 1997 to 2002 and then as a director until December 2007, when the company was acquired by Astellas Pharma. Dr. Belldegrun also serves on the Board of Directors of Hana Biosciences, Inc., a publicly-held biopharmaceutical company. He is also Chairman and Partner of Two River Group Holdings LLC, a New York based venture capital firm. Dr. Belldegrun’s prior experience also includes serving as principal investigator of more than 50 clinical trials of anti-cancer drug candidates and therapies. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, his post graduate fellowship at the Weizmann Institute of Science and his residency in Urological Oncology at Harvard Medical School. Prior to UCLA, Dr. Belldegrun was at the National Cancer Institute/NIH as a research fellow in surgical oncology under Steven A. Rosenberg, M.D., Ph.D. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and the American Association of Genitourinary Surgeons.

Pedro Granadillo has served as a director of the Company since October 16, 2007, and also serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and Audit Committee. Mr. Granadillo served as Senior Vice President for Eli Lilly and Company, or Lilly, until 2004 when he retired after 34 years of service. He was a member of Lilly’s Policy Committee, which was comprised of its top seven executives. As Lilly’s top human resources, manufacturing and quality executive, he was responsible for policies affecting a global workforce of more than 45,000 employees, as well as a broad network of manufacturing facilities for its extensive line of products. He also oversaw more than 20 sites and 13,000 employees involved in the manufacturing of Lilly’s conventional “small-molecule” pharmaceuticals and “large-molecule” biotech therapies. Mr. Granadillo currently serves as a director of Dendreon Corp., Noven Pharmaceuticals, Inc. and Haemonetics Corporation, all of which are publicly-held companies. Mr. Granadillo received his B.S. in Industrial Engineering from Purdue University.

Peter M. Kash has served as a director of the Company since its inception and also currently serves as the non-executive Chairman of the Board. In September 2004, Mr. Kash co-founded Two River Group Holdings, LLC, a venture capital firm that specializes in the creation of new companies to acquire rights to commercially develop early stage biotechnology products. He serves as President of Two River Group Management, LLC, the managing member of Two River Group Holdings, LLC. Mr. Kash is also the President and Chairman of Riverbank Capital Securities, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA (formerly NASD). From 1992 until 2004, Mr. Kash was a Senior Managing Director of Paramount BioCapital, Inc., a FINRA member broker-dealer, specializing in conducting private financings for public and private development stage biotechnology companies as well as Paramount BioCapital Investments, LLC, a venture capital company. Mr. Kash also served as Director of Paramount Capital Asset Management, Inc., the general partner of several biotechnology-related hedge funds and as member of the General Partner of the Orion Biomedical Fund, LP, a private equity fund. Mr. Kash received his B.S. in Management Science from SUNY Binghamton and his M.B.A. in Banking and International Finance from Pace University. Mr. Kash is currently completing his doctorate in education at Yeshiva University.

Joshua A. Kazam has served as our President and Chief Executive Officer since June 11, 2009, and has served as a director of the Company since inception. In September 2004, Mr. Kazam co-founded Two River Group Holdings, LLC, and currently serves as Vice President and Director of Two River’s managing member, Two River Group Management, LLC. Mr. Kazam also serves as an Officer and Director of Riverbank Capital Securities, Inc. From 1999 to 2004, Mr. Kazam was a Managing Director of Paramount BioCapital, Inc. where he was responsible for ongoing operations of venture investments, and as the Director of Investment for the Orion Biomedical Fund, LP. Mr. Kazam currently serves as a director of several privately-held biotechnology companies. Mr. Kazam is a graduate of the Wharton School of the University of Pennsylvania.

Frank Litvack, M.D. was appointed to serve as a director of the Company on September 24, 2009. From 2002 to 2007, he was Chairman of the Board of Conor MedSystems, a publicly-held vascular drug delivery system company and was appointed as its Chief Executive officer in 2003. From 2000 to 2005, Dr. Litvack was Chairman of Savacor, Inc., a medical device company that was acquired by St. Jude Medical, Inc. in late 2005. Since 2000, Dr. Litvack has been a Professor of Medicine at University of California, Los Angeles. From 1989 until 1997, Dr. Litvack was a founder and director of Progressive Angioplasty Systems Inc., which was acquired by United States Surgical Corporation. Since 1996, Dr. Litvack has been a member of Calmedica, LLC. Since 1985, Dr. Litvack has been an attending cardiologist at Cedars-Sinai Medical Center. Dr. Litvack co-directed the Cardiovascular Intervention Center at Cedars-Sinai Medical Center from 1986 to 2000. Dr. Litvack currently serves as a director of several privately-held corporations. Dr. Litvack holds an M.D. from McGill University.

Paul Mieyal, Ph.D., CFA has served as a director of the Company since September 2007. Since 2006, Dr. Mieyal has served as a Vice President of Wexford Capital LP, or Wexford, an SEC registered investment advisor with over $5 billion of assets under management located in Greenwich, CT. Prior to that, from 2000 to 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal serves as a director of Nephros, Inc. a public reporting company. Dr. Mieyal received his Ph.D. in Pharmacology from New York Medical College, a B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

Gregory W. Schafer has served as a director of the Company since January 2008. Since April 2009, Mr. Schafer has served as an independent consultant to private and public biotechnology companies. Until January 2009, Mr. Schafer served as the Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc. Prior to Onyx, from 2004 to 2006, Mr. Schafer served as a consultant to several private and public biotechnology companies. From 1997 to 2004, Mr. Schafer held various executive positions at Cerus Corporation, a public biotechnology company, including Vice President and Chief Financial Officer. Prior to joining Cerus, Mr. Schafer worked as a management consultant for Deloitte & Touche LLP. Mr. Schafer holds an M.B.A from the Anderson Graduate School of Management at UCLA and a BSE in Mechanical Engineering from the University of Pennsylvania.

COMPENSATION OF DIRECTORS

On July 21, 2009, the Compensation Committee of our Board of Directors approved a compensation plan for our non-employee directors. Under the newly adopted plan, the Company will not pay cash compensation to its directors, who are instead entitled to receive annual stock option grants relating to 65,000 shares of the Company’s common stock. The chairmen of our Board of Directors and of its Audit and Compensation Committees are entitled to annual stock options to purchase an additional 15,000 shares. Newly appointed directors are entitled to an initial stock option to purchase 130,000 shares.

Prior to the adoption of this plan, our non-employee directors did not receive any cash fees for their service, but were periodically awarded stock options. The following table sets forth the compensation received by our directors for their service in 2008.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Total
Pedro Granadillo	$—	$82,611	$82,611
Peter M. Kash	—	87,961	87,961
Joshua A. Kazam	—	73,217	73,217
Paul A. Mieyal, Ph.D.	—	73,217	73,217
Gregory W. Schafer	—	63,851	63,851
David M. Tanen(3)	—	73,217	73,217

(1)	Peter M. Strumph, our former Chief Executive Officer, has been omitted from this table since he received no additional compensation for serving on our Board; his compensation is described below under “Compensation of Executive Officers.”
(2)	These amounts reflect the stock-based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of stock option awards granted in 2008. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table.
(3)	Mr. Tanen resigned as a director effective as of the appointment of Drs. Belldegrun and Litvack as directors in September 2009.

CORPORATE GOVERNANCE

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating directors for election at annual meetings of stockholders or to fill vacancies on the Board of Directors. The Board of Directors has delegated the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Procedures for Re-Nomination of a Current Director

The Nominating and Corporate Governance Committee reviews, at least annually, the performance of each current director and considers the results of such evaluation when determining whether or not to re-nominate such director for an additional term. In addition to reviewing the qualifications outlined in the “Director Qualifications” section below, in determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. As part of this analysis, the Nominating and Corporate Governance Committee will also take into account the nature of and time involved in a director’s service on other boards or committees. Following this review, the Nominating and Corporate Governance Committee nominated and recommended that all current members of the Board of Directors be elected to the Board of Directors.

New Candidates

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires regarding experience, background and independence, comprehensive background checks from a qualified company of its choosing, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process.

An initial reviewing member of the Nominating and Corporate Governance Committee will make a preliminary determination regarding whether a potential candidate is qualified to fill a vacancy or satisfy a particular need. If so, the full Nominating and Corporate Governance Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination. The Nominating and Corporate Governance Committee will meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. The policy of the Nominating and Corporate Governance Committee is that there be no difference in the manner by which it evaluates director nominees, whether nominated by management, by a member of the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Director’s appointment to the Committees of the Board of Directors.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. In evaluating the suitability of individual candidates (both new candidates and current members of the Board of Directors), the Nominating and Corporate Governance Committee, in nominating candidates for election, or the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including:

•	the ability of a candidate to make independent analytical inquiries;
•	the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
•	the candidate’s experience in the medical device industry and with relevant social policy concerns;
•	the candidate’s understanding of our business on a technical level; and
•	the candidate’s other board service and educational and professional background.

Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. A candidate must also have substantial or significant business or professional experience or an understanding of life sciences, finance, marketing, financial reporting, international business or other disciplines relevant to our business.

The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, must comply with our Bylaws as well as the procedures established by the Nominating and Corporate Governance Committee, which provide that the person or group submitting the recommendation must provide the Nominating and Corporate Governance Committee with a notice that sets forth:

•	all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act;
•	information regarding the relationship between the recommending stockholder or recommending stockholder group and the nominee;
•	whether the nominee or any immediate family member of the nominee has, during the year of the nomination or the preceding three fiscal years, accepted directly or indirectly certain consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders or any affiliate of any such holder or member;
•	such information as may be reasonably required to determine whether the nominee is qualified to serve on the Audit Committee of the Board of Directors;
•	such information as may be reasonably required to determine whether the nominee complies with the standards of independence established by the FINRA, if applicable;
•	each nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected;
•	the name and address of the recommending stockholder or recommending stockholder group giving the notice (and the beneficial owner, if any, on whose behalf the nomination is made);

•	the class and number of shares of our capital stock that are owned beneficially and of record by such recommending stockholder or recommending stockholder group (and such beneficial owner, if applicable);
•	a representation that the recommending stockholder or members of the recommending stockholder group are holders of record of our stock entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to propose such nomination; and
•	a representation whether the recommending stockholder or recommending stockholder group (or such beneficial owner, if any), intends to solicit proxies from stockholders in support of such nomination.

We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by the Board of Directors and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, Board of Directors membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded.

Notices should be directed to the attention of the Corporate Secretary, Nile Therapeutics, Inc., 4 West 4th Ave., Suite 400, San Mateo, California 94402.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, or the Code, that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets.

You can access our Guidelines and Code, as adopted by the Board of Directors, at the Corporate Governance page of our website at www.nilethera.com. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement. We may post amendments to or waivers of the provisions of the Code, if any, made with respect to any directors and employees on that website.

Communications with the Board of Directors

We provide a process for stockholders to send communications to the Board of Directors, the non-management members as a group, or any of the directors individually. Stockholders may contact any of the directors, including the non-management directors, by writing to them c/o the Corporate Secretary, Nile Therapeutics, Inc., 4 West 4th Ave., Suite 400, San Mateo, California 94402. All communications will be compiled by our Corporate Secretary, and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis.

Communications from our officers or directors and proposals submitted by stockholders to be included in our definitive proxy statement, pursuant to Rule 14a-8 of the Exchange Act (and related communications) will not be viewed as a stockholder communication. Communications from our employees or agents will be viewed as stockholder communications only if such communications are made solely in such employee’s or agent’s capacity as a stockholder.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

The listing standards of the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as determined by the board. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of his or her family members, and Nile, its senior management and its independent registered public accounting firm, the Board has determined that Messrs. Granadillo, Kash and Schafer and Drs. Litvack and Mieyal are independent directors within the meaning of the applicable Nasdaq listing standards.

Board Committees and Meetings

The Board held five meetings (either in person or by telephone conference) in 2008 and took action by written consent seven times. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served. A director who is unable to attend a meeting is expected to notify the Chairman of the Board of Directors or the Chairman of the appropriate Committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. In addition, directors are expected to make reasonable efforts to attend annual meetings of stockholders. All of our directors attended the 2008 Annual Meeting of Stockholders.

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee of the Board of Directors has a charter that has been assessed and approved by the Board of Directors. Each Committee reviews the appropriateness of its charter at least annually. The charters of these Committees are available on our website at www.nilethera.com. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Mr. Granadillo, Dr. Mieyal and Mr. Schafer (Chair)
Compensation	Mr. Granadillo (Chair) and Mr. Kash
Nominating and Corporate Governance	Mr. Granadillo and Mr. Kash (Chair)

Audit Committee

The Audit Committee is responsible for, among other duties, reviewing the Company’s internal audit and accounting processes, reviewing the results and scope of the audit and other services provided by the Company’s independent registered public accounting firm and reviewing and discussing audited financial statements, management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other accounting matters with the management of the Company. The Audit Committee is established in accordance with section 3(a)(58)(A) of the Exchange Act. The responsibilities of the Audit Committee include:

•	meeting with our management periodically to consider management’s analysis of the adequacy of our internal controls and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, management’s analysis of the adequacy and sufficiency of financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to the full Board of Directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and
•	preparing the reports required by the SEC rules to be included in our annual proxy statement.

The Audit Committee met six times in 2008. The charter of the Audit Committee is available on the internet at http://www.nilethera.com/inv_corp_gov.html.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each member of our Audit Committee is independent (as independence is currently defined in the applicable Nasdaq listing standards). The Board has further determined that Mr. Schafer qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and employees of the Company. The Compensation Committee’s policy is to ensure that senior management will be accountable to the Board of Directors through the effective application of compensation policies applicable to the Company’s executive officers, including performance goals and stock and incentive compensation. In addition, the Compensation Committee strives to attract and retain key management talent, to support the achievement of the Company’s business strategies through the establishment of appropriate compensation components, to ensure the integrity of the Company’s compensation and benefit practices, and to safeguard the interests of the Company’s stockholders. The Compensation Committee is responsible for, among other duties, reviewing and approving the compensation arrangements for the Company’s senior management and any compensation plans in which the executive officers and directors are eligible to participate, and acting as administrator of the Company’s stock option plans, employee stock purchase plan and such other equity participation plans as may be adopted by the Board of Directors. The Compensation Committee’s role includes coordination and cooperation with other Board committees, management, external auditors, counsel and other committee advisors. The responsibilities of the Compensation Committee include:

•	designing and approving (in consultation with management and the Board of Directors) overall employee compensation policies and recommending to the Board of Directors major compensation programs; and
•	reviewing and approving the compensation of our Chief Executive Officer and other corporate officers, including salary, bonus and equity awards.

All current members of the Compensation Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards). The Compensation Committee met three times in 2008. The charter of the Compensation Committee is available on the internet at http://www.nilethera.com/inv_corp_gov.html.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other duties, identifying appropriate candidates for nomination to membership on the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for reviewing director nominees recommended by stockholders of the Company. The procedures for making such a recommendation are described in the Company’s bylaws and above in the section entitled “Corporate Governance — Procedures for Recommendation of Director Nominees by Stockholders.” The responsibilities of the Nominating and Corporate Governance Committee include:

•	selecting or recommending qualified candidates for election to the Board of Directors and appointment to the Committees of the Board of Directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to the Board of Directors regarding governance matters, including our Certificate of Incorporation, Bylaws and Charters of the Committees of the Board of Directors; and
•	developing and recommending to the Board of Directors applicable governance and nominating guidelines.

All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards). The Nominating and Corporate Governance Committee met once in 2008. The charter of the Nominating and Corporate Governance Committee is available on the internet at http://www.nilethera.com/inv_corp_gov.html.

Compensation Committee Interlocks and Insider Participation

Messrs. Granadillo and Kash served as the members of the Compensation Committee for the year ended December 31, 2008. No member of the Compensation Committee has at any time served as an officer or been otherwise employed by us. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has executive officers who have served on our Board of Directors or Compensation Committee. As required by SEC regulation, Mr. Kash’s relationships with Two River Group Holdings, LLC and Riverbank Capital Securities, Inc. are disclosed under “Transactions with Related Persons.”

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company and their ages as of October 21, 2009 are as follows:

Name	Age	Position	Executive Officer Since
Joshua A. Kazam	32	President and Chief Executive Officer	June 2009
Daron Evans	36	Chief Financial Officer	February 2007
Hsiao Lieu	39	Vice President, Clinical Research	March 2008

Joshua A. Kazam has served as our President and Chief Executive Officer since June 11, 2009. See his biography set forth above in the section entitled “Director Nominees.”

Daron Evans has been our Chief Financial Officer since September 2007 and was our Chief Operating Officer from February 2007 to September 2007. Mr. Evans has over fifteen years of professional experience in drug development financial analysis and fiscal control. From 2006 to 2007, Mr. Evans served as Director of Business Assessment at Vistakon, a Johnson & Johnson company, where he led efforts to improve R&D efficiency and speed to market. From 2004 to 2006, he was a Director of Portfolio & Business Analytics for Scios R&D, a Johnson & Johnson company, where he was responsible for financial controls and reporting for portfolio of six clinical stage programs and five preclinical stage programs. While at Scios, Mr. Evans also served as Project Manager for the European Registration Trial of Nesiritide. Mr. Evans also has experience as co-founder of a biotechnology diagnostic company, and has worked as a Management Consultant in the pharmaceutical industry with Booz Allen Hamilton. Mr. Evans received his M.B.A. from The Fuqua School of Business at Duke University, his M.S. in Biomedical Engineering from Southwestern Medical School and University of Texas at Arlington and his B.S. in Chemical Engineering from Rice University.

Hsiao D. Lieu, M.D., F.A.C.C. has been the Company’s Vice President of Clinical Research since March 2008. Dr. Lieu has over 13 years of experience in the biopharmaceutical/biotech industry including academic medicine (cardiology), molecular cardiology research, translational and clinical drug development including execution of large multinational Phase III clinical trials and responsibility for interactions with regulatory authorities and key opinion leaders in the U.S., Canada, and Europe. From 2006 to 2008, Dr. Lieu was Director of Clinical Development for Portola Pharmaceuticals, Inc. From 2003 to 2006 Dr. Lieu worked at CV Therapeutics, Inc., where he served as Director, Clinical Research and Development. Dr. Lieu also worked as a researcher at the J. David Gladstone Institute of Cardiovascular Disease at the University of California at San Francisco (“UCSF”) from 2001 to 2003 where he conducted molecular cardiology research. Dr. Lieu currently serves as an Adjunct Assistant Clinical Professor of Medicine, Cardiology Division at UCSF. Dr. Lieu completed his clinical cardiology fellowship at UCSF and his residency in internal medicine at Columbia University. He received his M.D. from the Albert Einstein College of Medicine with distinction in molecular biology research, and his B.A. from New York University. Dr. Lieu is a Fellow of the American College of Cardiology.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following summary compensation table reflects cash and non-cash compensation for the 2007 and 2008 fiscal years awarded to or earned by (i) each individual serving as our principal executive officer during the fiscal year ended December 31, 2008; and (ii) each individual that served as an executive officer at the end of the fiscal year ended December 31, 2008 and who received in excess of $100,000 in total compensation during such fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter M. Strumph(2) Former CEO, Director	2008	316,329	—		1,072,511	1,210	(3)	1,390,050
	2007	179,840	70,378	(4)	627,987	3,535	(5)	881,740
Daron Evans Chief Financial Officer	2008	175,000	—		341,550	530	(3)	517,080
	2007	154,876	55,380	(6)	270,280	103,198	(7)	583,734
Hsiao Lieu(8) VP, Clinical Development	2008	202,724	55,685	(9)	227,012	0		485,421
	2007	—	—		—	—		—

(1)	Amounts reflect the stock-based compensation expense recognized by the Company for financial statement reporting purposes in fiscal years 2008 and 2007, computed pursuant to Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), “Share Based Payment”. For a discussion of our valuation assumptions for 2008 figures, see Note 10 of the Notes to Audited Financial Statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009. For a discussion of our valuation assumptions for 2007 figures, see Note 10 of the Notes to Audited Financial Statements in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 27, 2008. Forfeitures rates attributed to the calculation have been disregarded for purposes of this table. See the “Outstanding Equity Awards at Fiscal Year-End” table in this proxy statement for information regarding all option awards outstanding as of December 31, 2008.
(2)	Mr. Strumph’s employment with Nile terminated on June 10, 2009, on which date Mr. Strumph also resigned as a director.
(3)	Represents premiums paid for life insurance.
(4)	Represents a performance bonus for the period from June 6, 2007 to December 31, 2007, pursuant to the terms of Mr. Strumph’s employment agreement.
(5)	Consists of (i) a 401(k) matching contribution in the amount of $2,325 and (ii) a life insurance premium of $1,210.
(6)	Consists of (i) a performance bonus in the amount of $30,380 for the period from February 13, 2007 to December 31, 2007 and (ii) a signing bonus of $25,000.
(7)	Consists of (i) a 401(k) matching contribution in the amount of $5,063, (ii) a life insurance premium of $530, (iii) a payment to Mr. Evans of $64,969, of which $47,785 was used to repay a loan from our predecessor entity to Mr. Evans, and $17,184 represented a tax gross up, and (iv) reimbursement for relocation expenses of $32,636.
(8)	Dr. Lieu joined the Company in March 2008.
(9)	Consists of (i) a performance bonus in the amount of $13,685 for the period from March 10, 2008 to December 31, 2008 and (ii) a signing bonus of $42,000.

Employment Agreements and Post-Termination Benefits

Peter M. Strumph — Former Chief Executive Officer

Mr. Strumph’s employment with us was governed by an employment agreement dated May 11, 2007, as amended on March 4, 2008 and March 10, 2009, respectively. The employment agreement provided for Mr. Strumph’s employment as Chief Executive Officer for a three-year term commencing on June 4, 2007, unless terminated earlier. The agreement provided for an initial annual base salary of $310,000, which amount was to be reviewed by the Board on an annual basis and never decreased. Effective as of January 1, 2009, Mr. Strumph’s annual base salary was increased to $320,000. Under the agreement, Mr. Strumph was entitled to an annual performance bonus of up to $150,000 upon the successful completion of annual corporate and individual milestones. Mr. Strumph was also entitled to a bonus upon a “change of control,” the amount of which varied from $50,000 to $200,000 depending on the valuation ascribed to the Company at the time of the change of control. The agreement also provided for the awarding of certain stock options to Mr. Strumph, referred to as Employment Options, Performance Options, and Technology Options.

Mr. Strumph’s employment with us terminated on June 10, 2009, pursuant to the terms of a separation agreement and release executed on such date. The separation agreement provides for a lump sum payment to Mr. Strumph in the amount of $230,000, and for us to continue providing for Mr. Strumph’s participation in our health and dental plans for a period of six months. The separation agreement also provides that Mr. Strumph is entitled to a payment of $100,000 if, within 24 months following the separation date, we complete a transaction resulting in a change of control. We further agreed to accelerate the vesting of the remaining unvested installment of Mr. Strumph’s Employment Options relating to 329,857 shares of our common stock. The separation agreement also provides that all vested stock options held by Mr. Strumph as of the separation date will remain exercisable for a period of five years following the separation date. As of the separation date, after taking into account the acceleration of vesting discussed above, Mr. Strumph held vested Employment Options representing the right to purchase 989,572 shares of our common stock and vested Performance Options representing the right to purchase 242,482 shares of our common stock, in both cases at an exercise price of $2.71 per share. In addition, Mr. Strumph holds a vested stock option to purchase 149,148 shares of our common stock at an exercise price of $0.88 per share, which was granted in January 2009.

The term “change of control” under both the employment and separation agreements means any of the following: (A) a private transaction (or series of related private transactions) leading to a merger, acquisition, consolidation, or sale of substantially all of the assets of the Company; (B) any transaction resulting in a single party (or group of affiliated parties) acquiring or holding capital stock of the Company representing a majority of the Company’s outstanding voting power; or (C) the disposition by us of all or substantially all of our business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing our state of domicile). Notwithstanding the forgoing, neither of the following shall be considered a change of control: (i) if the stockholders prior to such transaction(s) continue to hold more than 50% of the securities or assets of the surviving or resulting company; or (ii) a private placement of our equity securities in connection with the financing of our on-going operations.

Daron Evans — Chief Financial Officer

Mr. Evans’ employment with us is governed by an employment agreement dated January 19, 2007, as amended on August 19, 2007 and March 4, 2008, respectively. The employment agreement, which initially provided for Mr. Evan’s employment as Chief Operating Officer of our predecessor entity, a privately-held Delaware corporation, or Old Nile, provides for a term ending February 13, 2010, unless terminated earlier. Following the September 2007 reverse merger transaction whereby Old Nile effectively became a public reporting company in the form of Nile (which we refer to as the Merger), Mr. Evans was appointed Chief Financial Officer of Nile. Under the agreement, Mr. Evans is entitled to an annual base salary of $175,000, which was increased to $200,000 effective January 1, 2009. In addition, Mr. Evans is eligible to receive an annual performance bonus of up to $38,344 upon the successful completion of annual corporate and individual milestones. Mr. Evans received a signing bonus of $25,000 under the agreement and, pursuant to the August 2007 amendment, Mr. Evans received a payment in the amount of $64,969, of which $47,785 was used to repay a loan from Old Nile to Mr. Evans, and $17,184 represented a tax gross up. Under the agreement, Mr. Evans was entitled to reimbursement of up to $35,000 for qualified relocation expenses, of which Mr. Evans ultimately received reimbursements totaling $32,636. In addition to various fringe benefits, Mr. Evans is entitled to payment of premiums for up to $1,000,000 of life insurance coverage.

The agreement also provides for the awarding of certain stock options to Mr. Evans, referred to as Employment Options, Performance Options, and Technology Options. On September 17, 2007, Mr. Evans was granted Employment Options to purchase 239,896 shares of our common stock at an exercise price of $2.71, vesting in three equal installments on the day before each anniversary of his employment agreement. Mr. Evans was also granted Performance Options to purchase 288,458 shares of our common stock at an exercise price of $2.71, vesting up to one-third in each calendar year, or a pro-rata portion thereof for a period less than a full year, based on the successful completion of annual corporate and individual milestones as determined by our Board of Directors or its Compensation Committee. To the extent our Board or Compensation Committee declines to vest the maximum amount of Performance Options in any given calendar year, or a pro-rata portion thereof for a period less than a full year, such unvested amount are deemed forfeited by Mr. Evans. On March 4, 2008, the Board determined that, for the pro-rated period ending December 31, 2007, Mr. Evans’ Performance Options would vest in the amount of 76,528 shares out of a possible 84,562 shares, resulting in the forfeiture of Performance Options to purchase 8,034 shares. On January 16, 2009, the Board determined that, for the calendar year ending December 31, 2008, Mr. Evans’ Performance Options would vest in the amount of 43,269 shares out of a possible 96,153 shares, resulting in the forfeiture of Performance Options to purchase 52,884 shares.

In accordance with the terms of the agreement, in the event we terminate Mr. Evans’ employment prior to February 13, 2010 other than for “cause” or if Mr. Evans resigns for “good reason,” then he shall be entitled to (i) continued payment of his base salary and benefits for six months; (ii) a pro-rated performance bonus for the year of termination; and (iii) immediate vesting of all outstanding Employment Options and Performance Options, which shall remain exercisable for a period of not less than five years. Similarly, if Mr. Evans’ employment is terminated as a result of a “change of control,” he shall be to (i) continued payment of his base salary and benefits for twelve months; (ii) a pro-rated performance bonus for the year of termination; and (iii) immediate vesting of all outstanding Employment Options and Performance Options, which shall remain exercisable for a period of not less than five years.

The term “cause” under the employment agreement means the following conduct or actions taken by Mr. Evans: (i) willful failure to perform the duties or obligations under the agreement or willful misconduct in respect of such duties or obligations; (ii) any willful, intentional or grossly negligent act having the effect of injuring, in a material way, whether financial or otherwise, our business or reputation or the business or reputation of Two River Group Holdings, LLC; (iii) any material violation of the material provisions of our Personnel Policies and Procedures Manual; (iv) indictment of any felony or a misdemeanor involving moral turpitude; (v) any misappropriation or embezzlement of our property (whether or not a misdemeanor or felony); or (vi) material breach of the provisions in the agreement regarding confidentiality, non-competition and non-solicitation, and representations and warranties. In any case where the action or inaction that may constitute cause is capable of being cured, such action or inaction shall not constitute cause if such action or inaction is cured within 30 days of receiving written notice from us of the action or inaction.

The term “good reason” means (i) an actual diminution by us of Mr. Evans’ title or duties; (ii) a material breach by us of any provision of the agreement, which is not cured within 30 days of receiving written notice from Mr. Evans regarding such material breach; or (iii) requiring Mr. Evans to relocate outside of the San Francisco metropolitan area.

The term “change of control” means a merger, acquisition or other business combination resulting in (i) the acquisition of all or substantially all of the Company’s then outstanding securities, or (ii) the disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of our business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing our state of domicile).

Hsiao Lieu, M.D., F.A.C.C. — Vice President, Clinical Research

Dr. Lieu’s employment with us is governed by an offer letter dated February 22, 2008, as amended on March 10, 2009. The offer letter provides for Dr. Lieu’s employment as our Vice President, Clinical Research as of March 10, 2008, on an at-will basis. Under the offer letter, Dr. Lieu is entitled to an annual base salary of $250,000, which was reduced by 50% to $125,000 effective July 7, 2009 in connection with Dr. Lieu’s transition to part-time (50%) employment. In addition, Dr. Lieu is eligible to receive an annual performance bonus of up to 30% of his base salary upon the successful completion of annual corporate and individual milestones. Pursuant to the offer letter, Dr. Lieu also received a signing bonus of $42,000.

The offer letter also provides for the awarding of certain stock options to Dr. Lieu, referred to as Employment Options, Performance Options, and Technology Options. On March 10, 2008, Dr. Lieu was granted Employment Options to purchase 200,000 shares of our common stock at an exercise price of $4.45, with one-fourth vesting after one year and the remainder vesting in 36 equal monthly installments thereafter. Dr. Lieu was also granted Performance Options to purchase 100,000 shares of our common stock at an exercise price of $4.45, vesting up to one-fourth in each calendar year, or a pro-rata portion thereof for a period less than a full year, based on the successful completion of annual corporate and individual milestones as determined by our Board of Directors or its Compensation Committee. To the extent our Board or Compensation Committee declines to vest the maximum amount of Performance Options in any given calendar year, or a pro-rata portion thereof for a period less than a full year, such unvested amount are deemed forfeited by Dr. Lieu. On January 16, 2009, the Board determined that, for the pro-rated period ending December 31, 2008, Dr. Lieu’s Performance Options would vest in the amount of 9,123 shares out of a possible 20,274 shares, resulting in the forfeiture of Performance Options to purchase 11,151 shares. In the event that we acquire by license, acquisition or otherwise, an additional product for development that is first identified by Dr. Lieu, he will receive Technology Options to purchase 50,000 shares of our common stock if the product is in pre-clinical development or 75,000 shares if the product is in human clinical trials.

The offer letter further provides that, immediately following a “change in control,” all Employment Options and any subsequently granted options that vest over a period of time, and not based on performance, shall immediately vest and shall become exercisable immediately and shall remain exercisable for a period equal to the lesser of five years from the date of the change of control or ten years from the date of grant of such options. If within the twelve-month period following a change in control, Dr. Lieu experiences a “covered termination” or a “constructive termination,” and if, within 60 days of such covered termination or constructive termination, Dr. Lieu executes and does not revoke during any applicable revocation period a general release of all claims against the Company and our affiliates in a form acceptable to us, then, as a severance benefit, he shall be entitled to (i) six months of his base salary then in effect, payable in full within 30 days of his last day of employment; (ii) immediate vesting of all Performance Options (including the initial Performance Options and any subsequently granted performance-based stock options), to the extent that the shares subject to such options have not been terminated or forfeited pursuant to the option agreements, which shall become exercisable immediately and shall remain exercisable for a period equal to the lesser of five years from the date of Dr. Lieu’s covered termination or constructive termination or ten years from the date of grant of such Performance Options; and (iii) a prorated portion of his maximum annual performance bonus.

The term “change of control” under the offer letter means a transaction or series of transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) resulting in a single party (or group of affiliated parties) acquiring or holding capital stock of the Company representing a majority of the Company’s outstanding voting power. Notwithstanding the forgoing, neither of the following shall be considered a change of control: (i) if the stockholders prior to such transaction(s) continue to hold more than 50% of the securities or assets of the surviving or resulting company; or (ii) a private placement of our equity securities in connection with the financing of our on-going operations.

The term “covered termination” means the termination of Dr. Lieu’s employment by the Company other than for “cause,” which constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of Treasury regulations and other guidance promulgated thereunder. The term “cause” means the following conduct or actions taken by Dr. Lieu: (i) gross negligence or willful misconduct in the performance of his duties to the Company; (ii) repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or (vi) a material failure to perform his duties or to follow the instructions of our Chief Executive Officer, in each case as determined in good faith by our Chief Executive Officer.

The term “constructive termination” means Dr. Lieu’s resignation which constitutes a “separation from service” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder within 90 days of the first to occur of one or more of the following events which remains uncured 30 days after Dr. Lieu’s delivery to the Company of written notice thereof: (i) any change in Dr. Lieu’s position with the Company that diminishes in any material respect the duties and responsibilities of his position as in effect immediately preceding such action; provided, however, that a reduction in duties, level of responsibilities or the requirements of his position solely by virtue of the Company being acquired and made part of a larger entity shall not by itself constitute grounds for a constructive termination; (ii) any material reduction by the Company in Dr. Lieu’s base salary or in the percentage of his annual bonus opportunity as a percentage of his base salary; or (iii) the Company’s relocation of our principal office to a place more than a material distance from our present headquarters (except that required travel on the Company’s business to an extent substantially consistent with Dr. Lieu’s present business travel obligations shall not be considered a relocation).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers at December 31, 2008:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Peter M. Strumph	329,857	659,715	—	2.71	9/14/2017	(1)
	139,008	—	718,445	2.71	9/14/2017	(2)
Daron Evans	79,965	159,931	—	2.71	9/14/2017	(3)
	76,528	—	203,896	2.71	9/14/2017	(4)
Hsiao Lieu	—	200,000	—	4.45	3/10/2018	(5)
	—	—	100,000	4.45	3/10/2018	(6)

(1)	Options were scheduled to vest in equal amounts annually over three years, commencing on May 15, 2008. The first two annual installments vested on May 15, 2008 and May 15, 2009, respectively, and the final installment vested on June 10, 2009, pursuant to the terms of Mr. Strumph’s separation agreement.
(2)	Options with respect to 886,919 shares were scheduled to vest, subject to milestone achievements determined by the Board, up to a maximum of one third in each calendar year, or a pro rata portion thereof for a period less than a full year. On March 4, 2008, the Board determined that options for the prorated period ending December 31, 2007 would vest in the amount of 139,008 shares, with options in the amount of 29,466 shares consequently being forfeited. On January 16, 2009, the Board determined that options for the 2008 calendar year would vest in the amount of 103,474 shares, with options in the amount of 192,166 shares consequently being forfeited. The remainder of the options were forfeited on June 10, 2009, as a result of the termination of Mr. Strumph’s employment.
(3)	Options vest in equal amounts annually over three years, commencing on January 18, 2008.
(4)	Options with respect to 288,458 shares vest, subject to milestone achievements determined by the Board, up to a maximum of one third in each calendar year, or a pro rata portion thereof for a period less than a full year. On March 4, 2008, the Board determined that options for the prorated period ending December 31, 2007 would vest in the amount of 76,528 shares, with options in the amount of 8,034 shares consequently being forfeited. On January 16, 2009, the Board determined that options for the 2008 calendar year would vest in the amount of 43,269 shares, with options in the amount of 52,884 shares consequently being forfeited.
(5)	Options vested in the amount of 50,000 shares on March 10, 2009; the remainder vest in 36 monthly installments of 4,167 shares, commencing on April 10, 2009.
(6)	Options with respect to 100,000 shares vest, subject to milestone achievements determined by the Board, up to a maximum of one fourth in each calendar year, or a pro rata portion thereof for a period less than a full year. On January 16, 2009, the Board determined that options for the prorated period ending December 31, 2008 would vest in the amount of 9,123 shares, with options in the amount of 11,151 shares consequently being forfeited.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of October 21, 2009 by:

•	each of the Company’s directors,
•	each named executive officer as defined and named in the Summary Compensation Table appearing herein,
•	all directors and executive officers of the Company as a group, and,
•	person known by the Company to beneficially own more than five percent of the Company’s common stock (based on information supplied in Schedules 13D and 13G filed with the Securities and Exchange Commission).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Nile Therapeutics, Inc., 4 West 4th Ave., Suite 400, San Mateo, California 94402.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)(1)
Directors and Named Executive Officers
Arie Belldegrun(2)	1,315,630	4.76%
Daron Evans(3)	381,454	1.39%
Pedro Granadillo(4)	67,588	*
Peter M. Kash(5) 689 Fifth Avenue, 12th Floor New York, NY 10022	2,522,193	9.24%
Joshua A. Kazam(6) 689 Fifth Avenue, 12th Floor New York, NY 10022	2,485,740	9.11%
Hsiao Lieu(7)	165,229	*
Frank Litvack(8)	400,000	1.47%
Paul Mieyal c/o Wexford Capital LP 411 West Putnam Avenue Greenwich, CT 06830	—	—
Gregory W. Schafer(9)	20,100	*
Peter M. Strumph(10)	955,858	3.42%
Directors and executive officers as a group, 10 individuals	8,313,792	27.81%
5% Stockholders
RIT Capital Partners, plc 27 St. James’s Place London, UK SW1A 1NR	1,490,898	5.52%
David M. Tanen(11) 689 Fifth Avenue, 12th Floor New York, NY 10022	1,723,629	6.36%
Wexford Capital LP(12) 411 West Putnam Avenue Greenwich, CT 06830	2,656,952	9.81%

*	Represents less than 1%.
(1)	Assumes 27,031,562 shares of Nile Common Stock are outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of October 21, 2009, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Consists of (i) 76,935 shares and warrants to purchase an additional 4,210 shares held by Leumi Overseas Trust Corp. Ltd. as Trustee of the BTL Trust, (ii) 64,800 shares and warrants to purchase an additional 64,800 shares held by the Belldegrun Family Trust, (iii) 243,200 shares and warrants to purchase an additional 243,200 shares held by the Arie S. Belldegrun M.D. Inc. Profit Sharing Plan, (iv) 292,000 shares and warrants to purchase an additional 292,000 shares held by Leumi Overseas Trust Corp. Ltd. as Trustee of the Tampere Trust, and (v) 34,485 shares held by Bellco Capital, LLC. Dr. Belldegrun disclaims beneficial ownership of the shares and warrants held by Leumi Overseas Trust Corp. Ltd. as Trustee of each of the BTL Trust and the Tampere Trust, except to the extent of his beneficiary interest therein.
(3)	Includes (i) 353,760 shares issuable upon the exercise of stock options, (ii) 3,952 shares issuable upon the exercise of warrants, (iii) 10,200 shares held by Mr. Evans’ wife, and (iv) 400 shares held by Mr. Evans’ wife as custodian for the benefit of their minor children under the UGMA.
(4)	Includes 40,000 shares issuable upon the exercise of stock options.
(5)	Includes (i) 40,000 shares issuable upon the exercise of stock options, (ii) 224,866 shares issuable upon the exercise of warrants, and (iii) 165,530 shares held by the Kash Family Foundation. Also includes 496,589 shares held by Mr. Kash’s wife as custodian for the benefit of their minor children under the UGMA, to which Mr. Kash disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Includes (i) 33,333 shares issuable upon the exercise of stock options, (ii) 229,278 shares issuable upon the exercise of warrants, (iii) 613,841 shares held by the Kazam Family Trust, and (iv) 165,530 shares held by the Kash Family Foundation. Also includes 165,530 shares held by Mr. Kazam’s wife as custodian for the benefit of their minor daughter under the UGMA, to which Mr. Kazam disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Kazam is the trustee and controls the right to vote and dispose of, but has no pecuniary interest in, the shares held by the Kash Family Foundation.
(7)	Includes 165,129 shares issuable upon the exercise of stock options.
(8)	Consists of 200,000 shares and warrants to purchase an additional 200,000 shares held by Calmedica Capital L.P., a limited partnership of which Dr. Litvack is a limited partner. Dr. Litvack disclaims beneficial ownership of these shares and warrants except to the extent of his pecuniary interest therein.
(9)	Includes 20,000 shares issuable upon the exercise of stock options.
(10)	Includes 947,878 shares issuable upon the exercise of stock options and 400 shares held by Mr. Strumph’s wife as custodian for the benefit of their minor children under the Uniform Gift to Minors Act (UGMA).
(11)	Includes 33,333 shares issuable upon the exercise of stock options and 31,650 shares issuable upon the exercise of warrants. Also includes 137,941 shares held by Mr. Tanen’s wife as custodian for the benefit of their minor daughter under the UGMA, to which Mr. Tanen disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Tanen was a director of the Company from its inception until September 2009.
(12)	Includes (i) 1,910,103 shares held by Iota Investors LLC, a Delaware limited liability company (“Iota Investors”), (ii) five year warrants to purchase 16,841 shares at an exercise price of $2.71 per share held by Iota Investors, and (iii) 696,675 shares held by Wexford Spectrum Investors LLC, a Delaware limited liability company (“Wexford Spectrum”). Wexford Capital LP, a Delaware limited partnership (“Wexford Capital”), is a registered Investment Advisor and also serves as an investment advisor or sub-advisor to the members of Iota Investors and Wexford Spectrum. Wexford GP LLC, a Delaware limited liability company (“Wexford GP”), is the general partner of Wexford Capital. Mr. Charles E. Davidson is chairman, a managing member and a controlling member of Wexford GP and Mr. Joseph M. Jacobs is president, a managing member and a controlling member of Wexford GP. Beneficial ownership also includes 33,333 shares issuable upon the exercise of stock options that have been assigned to Wexford Capital by Mr. Mieyal, a director of Nile and vice president of Wexford Capital.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Crowe Horwath LLP (“Crowe”), an independent registered public accounting firm, to audit the financial statements of the Company for fiscal 2009. As described below under “Changes in our Independent Registered Public Accounting Firm,” the selection of Crowe was the result of the combination of Hays & Company LLP (“Hays”), the Company’s previous independent registered public accounting firm, and Crowe. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board of Directors has decided to ascertain the position of the stockholders on the appointment. In the event of a negative vote, the Audit Committee will reconsider its selection. We expect that representatives of both Crowe and Hays will be in attendance at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the majority of the votes cast will be required to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal 2009. Unless you indicate otherwise, your proxy will be voted “FOR” ratification.

Fees Billed to the Company by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Hays & Company LLP, our independent registered public accounting firm for professional services rendered for fiscal years ended December 31, 2007 and 2008:

	Fiscal Year Ended December 31,
Service Category	2007	2008
Audit Fees	$64,432	$108,351
Audit-Related Fees	15,590	5,528
Tax Fees	9,135	6,000
All Other Fees	0	0
Total Fees	$89,157	$119,879

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual financial statements, as well as the audit and review of our financial statements included in our registration statement on Form SB-2 for the registration of our common stock, fees for review of our registration statement on Form SB-2 and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Process

Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the

Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not be required if such services fall within available exceptions established by the SEC. None of the services provided by our independent registered public accounting firm for fiscal 2007 or 2008 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

CHANGES IN OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On or about September 21, 2007, and effective upon the completion of the Merger, Nile dismissed Paritz & Co. (“Paritz”), Hackensack, New Jersey, as its principal accountants effective as of September 21, 2007. Paritz had served SMI since October 31, 2006.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the two most recent fiscal years through the date of dismissal, Paritz’s reports did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles other than the issuance of a “going concern” opinion with respect to its reports issued with respect to the Company’s financial statements dated December 31, 2006, and December 31, 2005, respectively.

The decision to change principal accountants was approved by the Board of Directors. On September 17, 2007, the Company engaged Hays & Company LLP (“Hays”) as successor to Paritz & Co. Hays was Old Nile’s principal accountant for its fiscal year ending December 31, 2006 and the six months ended June 30, 2007. During the Company’s two most recent fiscal years and subsequent interim period, the Company had not consulted with Hays regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Nile’s financial statements, nor did Hays provide advice to Nile, either written or oral, that was an important factor considered by Nile in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during Nile’s two most recent fiscal years and subsequent interim period, the Company had not consulted Hays on any matter that was the subject of a disagreement or a reportable event.

On August 6, 2009, we engaged Crowe Horwath LLP (“Crowe”) to be our independent registered public accounting firm. The engagement of Crowe was the result of the combination of Hays, the Company’s then-current independent registered public accounting firm, with Crowe. The Company understands from Crowe that the same Hays personnel that served the Company in the past will continue to serve the Company following its engagement of Crowe. The Company further understands that Hays’ combination with Crowe occurred as a matter of law; the Company took no action to dismiss Hays, and Hays has not informed the Company that it resigned, as the Company’s principal independent accountant. The engagement of Crowe was approved by the Audit Committee of the Company’s Board of Directors.

The reports of Hays on their audits of the Company’s financial statements as of and for the two most recently completed fiscal years, December 31, 2008 and 2007, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Hays’ report on the Company’s financial statements as of and for the year ended December 31, 2008, which financial statements were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, contained an explanatory paragraph that included a statement that the Company’s lack of revenue and recurring losses from operations raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recently completed fiscal years and the subsequent interim period through August 6, 2009, the date of the Company’s engagement of Crowe, there were no disagreements with Hays on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hays, would have caused them to make reference thereto in their report on the financial statements for such years. During the Company’s two most recently completed fiscal years and through August 6, 2009, none of the reportable events specified in Item 304(a)(v) of Regulation S-K occurred.

During the two most recent fiscal years and through August 6, 2009, the Company did not consult with Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Hays concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

OTHER MATTERS

Transactions with Related Persons

In 2007, as consideration for the performance of consulting and due diligence efforts related to the licensing of 2NTX-99, we granted fully vested warrants to purchase 206,912 shares of our common stock at an exercise price of $2.71. Of the total amount of warrants granted, 137,567 were granted to employees of Two River Group Holdings, LLC (“Two River”), and its affiliates. The remaining warrants were granted to outside consultants.

Joshua A. Kazam, our President & Chief Executive Officer and director, Peter M. Kash, our Chairman, David M. Tanen, our former director, and Arie Belldegrun, also a member of our Board of Directors, are the four managing members of Two River.

On June 24, 2009, we entered into a services agreement with Two River Consulting, LLC (“TRC”), to provide us with various clinical development, operational and administrative services for a period of one year. As compensation for such services, we will pay to TRC a monthly cash fee of $65,000 and we issued stock options to purchase up to an aggregate of 750,000 shares of our common stock at a price per share equal to $0.89, the closing sale price of our common stock on June 24, 2009. Shares relating to 25% of this option vested immediately and the remaining shares will vest pursuant to the achievement of certain milestones relating to the development of CD-NP.

Messrs. Kazam and Tanen and Dr. Belldegrun are each directors of TRC. The terms of the services agreement with TRC were reviewed and approved by a special committee of our Board of Directors consisting of Pedro Granadillo, Paul Mieyal and Greg Schafer. None of the members of the special committee has any interest in TRC or the agreement.

In connection with our July 2009 private placement, we engaged Riverbank Capital Securities, Inc. (“Riverbank”), a FINRA member broker dealer, to serve as placement agent. Riverbank was not paid a cash commission for its services in connection with the financing. However, we issued Riverbank (or its designees) warrants to purchase 218,300 shares of our common stock. The warrants issued to Riverbank have an exercise price of $1.375, which is equal to 110% of the closing price of the units sold to investors, and have a cashless (net) exercise provision. We also paid Riverbank an expense allowance of $50,000 to cover expenses incurred during the financing.

Messrs. Kazam, Kash, and Tanen are each officers of and collectively control Riverbank. The selection of Riverbank as placement agent and the terms of the engagement were reviewed and approved by a special committee of our Board consisting of Pedro Granadillo, Paul Mieyal and Gregory Schaefer, none of whom has any interest or other relationship in Riverbank or its affiliates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the last fiscal year, the Company believes that, during the last fiscal year, all such reports were timely filed, except that our Vice President, Clinical Research, Hsiao Lieu, failed to timely file a Form 3 to report becoming a reporting person under Section 16(a)(1) of the Exchange Act. In addition, Dr. Lieu failed to timely file two Forms 4, one for an option grant made on March 10, 2008, and one for an open-market purchase of common stock on April 15, 2008.

The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of The Board of Directors,

NILE THERAPEUTICS, INC.

/s/ Joshua A. Kazam

Joshua A. Kazam
Chief Executive Officer

San Mateo, California
November 2, 2009

PROXY

NILE THERAPEUTICS, INC.

4 West 4th Avenue, Suite 400
San Mateo, California 94402

Annual Meeting of Stockholders - December 10, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Joshua Kazam and Daron Evans as proxy for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Annual Meeting, receipt of which is hereby acknowledged, and according to the proxy holder's discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of Nile Therapeutics, Inc. to be held on Thursday, December 10, 2009 and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxy holder will vote FOR the nominees listed on the reverse side of this proxy and FOR ratification of the appointment of the independent registered public accounting firm and, in the discretion of the proxy holder, on other matters that may properly be presented at the Annual Meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the Annual Meeting and vote in person.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NILE THERAPEUTICS, INC.

December 10, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.nilethera.com/inv_sec.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000000000 5 121009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Arie S. Belldegrun
- ○ Pedro Granadillo
- ○ Peter M. Kash
- ○ Joshua A. Kazam
- ○ Frank Litvack
- ○ Paul A. Mieyal
- ○ Gregory W. Schafer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of Crowe Horwarth LLP as the independent registered public accounting firm of Nile Therapeutics, Inc. for the fiscal year ending December 31, 2009.	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.